                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

     The Aneco Group of America, Inc., (the "Corporation"), a Delaware corporation, does hereby certify:

     FIRST: That the Board of Directors of the corporation by the unanimous written consent dated December 31, 1986, of its members, duly adopted the following resolution:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

          "The name of the corporation is Mutual Group, Ltd."

     SECOND, that thereafter MUTUAL RISK MANAGEMENT, LTD., the sole shareholder of the corporation, by written consent approved the proposed amendment to the Certificate of Incorporation by written consent dated December 31, 1986.

     THIRD, that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President, Francis J. Mulderig, and attested by its Secretary, Robert A. Mulderig, this 31 day of December, 1986.

                                       By: /s/ Francis J. Mulderig
                                           _______________________________
                                           Francis J. Mulderig, President

ATTEST:

By: /s/ Robert A. Mulderig
    ________________________________
    Robert A. Mulderig, Secretary

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                         CERTIFICATE OF INCORPORATION

                                      OF

                       THE ANECO GROUP OF AMERICA, INC.

                                   * * * * *

         1.  The name of the corporation is
                       THE ANECO GROUP OF AMERICA, INC.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

         5.  The name and mailing address of each incorporator is as follows:

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          NAME                 MAILING ADDRESS
          ----                 ---------------
          W. J. Reif           100 West Tenth Street
                               Wilmington, Delaware 19801

          B. A. Schuman        100 West Tenth Street
                               Wilmington, Delaware 19801

          M. A. Ferrucci       100 West Tenth Street
                               Wilmington, Delaware 19801


          6.  The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 30th day of August, 1979.

                                        W. J. Reif
                                     -------------------------------------
                                        W. J. Reif

                                        B. A. Schuman
                                     -------------------------------------
                                        B. A. Schuman

                                        M. A. Ferrucci
                                     -------------------------------------
                                        M. A. Ferrucci